News Release

FOR IMMEDIATE RELEASE

CONTACTS
Intervoice, Inc.
Craig Holmes
Chief Financial Officer
+1 (972) 454-8708

33-04

Intervoice Announces Fiscal First Quarter Results

Sales of $41.9 Million and Net Income of $0.08 Per Diluted Share

36% Increase in Solutions Backlog

DALLAS — June 22, 2004 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $41.9 million for its first quarter ended May 31, 2004, a 9 percent increase from $38.4 million posted in the same quarter last year. The Company’s overall gross margin increased to 54.5 percent of sales from 53.3 percent in the same period last year. Net income for the first quarter was $3.2 million, $0.08 per diluted share and $0.09 per basic share. These results reflect significant improvement from net income of $0.9 million, $0.03 per diluted share and $0.03 per basic share posted in the same quarter of last year.

The Company’s solutions backlog of $43.2 million at May 31, 2004, is up 36% from $31.7 million at February 29, 2004 and is up 46% from $29.5 million at May 31, 2003. During the first quarter, cash balances increased by $4.6 million to $45.5 million, and the Company reduced its total debt balance to $12.6 million through repayments totaling $0.5 million.

“We are pleased to report solid quarterly results and the continued strengthening of our balance sheet,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “We are encouraged by our recently announced large solutions orders, and the significant increase in solutions backlog.”

“Our sales organization had a great quarter and we clearly made great progress towards our goal of increasing sales of voice solutions to the enterprise and global carrier markets,” said

David Brandenburg, the Company’s Chairman and CEO. “Our solutions backlog has grown, and we believe the Company’s outlook continues to be favorable. We currently believe revenues for the second quarter of fiscal 2005 will be in the $41 million to $47 million range. We look forward to discussing details of our first quarter and outlook for the future in tomorrow’s conference call with investors.”

The Company has scheduled a conference call for 10:00 a.m. central daylight time on Wednesday, June 23, 2004, to discuss its first quarter results and its outlook for the future. To participate in the call, dial 719-457-2733. The conference call confirmation code is 614884. A replay of the call will be available at the Company’s Web site: www.intervoice.com.

Intervoice, Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release, including without limitation, any and all statements regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, potential future revenues, and industry conditions, are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Reports filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties sometimes in the past have affected, and in the future could affect, Intervoice’s actual results and cause such results to differ materially from the forward-looking statements in this press release.

About Intervoice
With more than 20 years of experience, Intervoice, Inc. (NASDAQ: INTV) creates measurable business value by applying innovative speech technology to optimize voice automation solutions. Intervoice provides developers, enterprises and carriers with the platform, software and services necessary to enable an interactive dialogue with technology, resulting in improved operational efficiencies, revenue, and customer satisfaction. Omvia®, the open, standards-based Intervoice product suite, consists of advanced messaging, portal, IVR and payment applications. The Omvia Voice Framework is the most open voice solution on the market, allowing unparalleled scalability and flexibility within a traditional, VXML or SALT environment. Intervoice has sold more than 23,000 systems worldwide to companies including Ameritrade, Amtrak, Citibank, MasterCard, O2, Rogers Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	February 29,
	2004	2004
	(In thousands, except share
	and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$45,488	$40,859
Trade accounts receivable, net of allowance for doubtful accounts of $963 in fiscal 2005 and $947 in fiscal 2004	28,031	25,898
Inventory	8,294	8,415
Prepaid expenses and other current assets	5,239	5,087

	87,052	80,259
Property and Equipment
Land and buildings	16,859	16,857
Computer equipment and software	39,808	39,073
Furniture, fixtures and other	3,160	3,190
Service equipment	9,261	9,421

	69,088	68,541
Less allowance for depreciation	49,412	48,325

	19,676	20,216
Other Assets
Intangible assets, net of accumulated amortization of $35,202 in fiscal 2005 and $34,443 in fiscal 2004	5,604	6,363
Goodwill	3,401	3,401
Other assets	3,484	3,491

	$119,217	$113,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$10,902	$10,746
Accrued expenses	11,865	11,919
Customer deposits	5,386	6,625
Deferred income	28,310	24,436
Current portion of long term borrowings	400	—
Income taxes payable	6,367	7,379

	63,230	61,105
Long Term Borrowings	12,201	13,101
Other Long Term Liabilities	77	271
Stockholders’ Equity
Preferred stock, $100 par value — 2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value — 62,000,000 shares authorized: 35,951,374 issued and outstanding in fiscal 2005, 35,691,389 issued and outstanding in fiscal 2004	18	18
Additional capital	76,859	75,276
Accumulated deficit	(32,264)	(35,441)
Accumulated other comprehensive loss	(904)	(600)

Stockholders’ equity	43,709	39,253

	$119,217	$113,730

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	May 31,	May 31,
	2004	2003
	(In thousands, except
	per share data)
Sales
Solutions	$21,145	$18,031
Recurring services	20,771	20,371

	41,916	38,402

Cost of goods sold
Solutions	11,980	11,213
Recurring services	7,081	6,731

	19,061	17,944

Gross margin
Solutions	9,165	6,818
Recurring services	13,690	13,640

	22,855	20,458
Research and development expenses	3,743	3,870
Selling, general and administrative expenses	14,152	13,471
Amortization of acquisition related intangible assets	705	705

Income from operations	4,255	2,412
Other income (expense)	367	(187)
Interest expense	(274)	(545)

Income before taxes	4,348	1,680
Income taxes	1,171	744

Net income	$3,177	$936

Net income per share — basic	$0.09	$0.03

Net income per share — diluted	$0.08	$0.03

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated
	Common Stock				Other
			Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at February 29, 2004	35,691,389	$18	$75,276	$(35,441)	$(600)	$39,253
Net income	—	—	—	3,177	—	3,177
Foreign currency translation adjustment	—	—	—	—	(304)	(304)

Comprehensive income	—	—	—	—	—	2,873

Exercise of stock options	259,985	—	1,583	—	—	1,583

Balance at May 31, 2004	35,951,374	$18	$76,859	$(32,264)	$(904)	$43,709

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	May 31,	May 31,
	2004	2003
	(In Thousands)
Operating activities
Net Income	$3,177	$936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,284	2,382
Other changes in operating activities	(836)	284

Net cash provided by operating activities	4,625	3,602

Investing activities
Purchases of property and equipment	(933)	(1,263)

Net cash used in investing activities	(933)	(1,263)

Financing activities
Paydown of debt	(500)	(834)
Premium on early extinguishment of debt	(5)	—
Exercise of stock options	1,583	—

Net cash provided by (used in) financing activities	1,078	(834)

Effect of exchange rates on cash	(141)	88

Increase in cash and cash equivalents	4,629	1,593
Cash and cash equivalents, beginning of period	40,859	26,211

Cash and cash equivalents, end of period	$45,488	$27,804

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended May 31, 2004
Unaudited
(in thousands)

	North		Rest of
	America		World		Total
Solutions	$12,408	58.7%	$8,737	41.3%	$21,145	100.0%
Customer and Software Support	10,564	69.4%	4,651	30.6%	15,215	100.0%
Managed Services	2,365	42.6%	3,191	57.4%	5,556	100.0%

Total Sales	$25,337	60.4%	$16,579	39.6%	$41,916	100.0%

IVR/Portal					$15,586	37.2%
Messaging					2,405	5.7%
Payment					3,154	7.5%

Total Solutions					21,145	50.4%

Customer and Software Support					15,215	36.3%
Managed Services					5,556	13.3%

Total Recurring Services					20,771	49.6%

Total Sales					$41,916	100.0%